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                                                                   EXHIBIT 23(b)


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Aquila Gas Pipeline Corporation on Form S-8 of our report dated April 19, 1996, with respect to the consolidated financial statements of Oasis Pipe Line Company and Subsidiary for the year ended December 31, 1995, appearing in the Form 8K/A of Aquila Gas Pipeline Corporation dated January 3, 1997.




Deloitte & Touche LLP
Houston, Texas
July 1, 1997